UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement.
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐
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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
7908 N. SAM HOUSTON PARKWAY WEST, FIFTH FLOOR
HOUSTON, TEXAS 77064
April 21, 2009

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 10:00 a.m., local time, on May 21, 2009, at the Company’s training facility located at 301 Venture Blvd., Houma, Louisiana 70360.

At the annual meeting, you will be asked to consider and vote upon (i) the re-election of K. Kirk Krist and Douglas E. Swanson as Class III Directors, (ii) an amendment to our 2004 Long-Term Incentive Plan to increase the number of authorized shares of common stock under the plan from 8,000,000 shares to 11,000,000 shares and (iii) an amendment to our Amended and Restated Certificate of Incorporation to change the name of the Company to “Boots & Coots, Inc.”  Our board of directors has determined that approval of these proposals is in the best interests of our stockholders, and our board of directors recommends that you vote FOR each of these proposals.

Details regarding the matters to be acted upon at the annual meeting appear in the accompanying proxy statement.  Please give this material your careful attention.

You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the meeting. The proxy card describes your voting options in more detail. If you need assistance, please contact Brian Keith, Corporate Secretary at 7908 N. Sam Houston Parkway West, Fifth Floor, Houston, Texas 77064, telephone number: (281) 931-8884. Our annual report to the stockholders including our annual report on Form 10-K for the fiscal year ended December 31, 2008 also accompanies the proxy statement.

On behalf of our board of directors and management, thank you for your continued support of Boots & Coots.

Very truly yours,

/s/ Douglas E. Swanson	/s/ Jerry L. Winchester

Douglas E. Swanson	Jerry L. Winchester
Chairman	Chief Executive Officer

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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
7908 N. SAM HOUSTON PARKWAY WEST, FIFTH FLOOR
HOUSTON, TEXAS 77064
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2009

To the Stockholders of Boots & Coots International Well Control, Inc.:

Our 2009 Annual Meeting of Stockholders will be held on May 21, 2009, at 10:00 a.m., local time, at the Company’s training facility located at 301 Venture Blvd., Houma, Louisiana 70360, for the following purposes:

(1)
to elect two nominees named in the attached proxy statement to our board of directors to serve as Class III Directors until their successors are duly elected or until their earlier death, resignation, or removal;

(2)
to consider and vote upon a proposal to amend our 2004 Long-Term Incentive Plan to increase the number of authorized shares of common stock available under the plan from 8,000,000 shares to 11,000,000 shares;

(3)	to consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to change our corporate name to “Boots & Coots, Inc.”; and

(4)	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The close of business on April 3, 2009 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment(s) or postponement(s) thereof.  Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders as of the record date will be available for examination at our corporate offices in Houston, Texas during ordinary business hours for a period of ten (10) days prior to the meeting.

A record of our activities during 2008 and our financial statements for the fiscal year ended December 31, 2008 are contained in the 2008 Annual Report on Form 10-K accompanying the enclosed proxy statement. The Annual Report does not form any part of the materials for solicitation of proxies.

All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide your instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

/s/ Brian Keith

Brian Keith
Dated: April 21, 2009	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://materials.proxyvote.com/099469.

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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
7908 N. Sam Houston Parkway West, Fifth Floor
Houston, Texas 77064

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held May 21, 2009, 10:00 A.M. Local Time

The enclosed proxy is solicited by our board of directors for use at the annual meeting of stockholders to be held on May 21, 2009. Shares of our common stock, par value $0.00001 per share, represented in person or by a properly executed proxy will be voted at the meeting. The approximate date on which this proxy statement and the enclosed proxy will first be mailed to our stockholders is April 22, 2009.

Voting and Revocation of Proxies

If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting in person at the annual meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker or trustee or nominee. You may cast your vote by proxy as follows:

•	By Internet – you may vote using the Internet and voting at the website listed on the enclosed proxy/voting instruction card, or the “proxy card”;

•	By telephone – you may vote by using the toll-free telephone number listed on the enclosed proxy card; or

•	By mailing the proxy card – you may vote by completing, signing, dating and mailing the enclosed proxy card in the enclosed pre-addressed postage-paid envelope.

If you hold your shares in street name, please refer to the proxy card forwarded by your bank, broker, or other nominee to see which voting options are available to you and directions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

If you sign the proxy card of your broker, trustee, or other nominee but do not provide instructions, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non-vote.” Brokers have the discretionary authority to vote the shares of a beneficial owner in the election of our directors and in the proposal to change our corporate name.

Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy FOR the board nominees named herein (Proposal 1) and FOR the change in our corporate name (Proposal 3).

The board of directors is not aware of any business to be brought before the annual meeting other than as indicated in the notice of annual meeting of stockholders. If other matters do come before the meeting, the persons  named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

A proxy may be revoked by a stockholder at any time prior to it being voted by:

•	delivering a revised proxy (by one of the methods described above) bearing a later date;
•	voting in person at the annual meeting; or

•	notifying our Corporate Secretary in writing of the revocation at our corporate address in time to be received before the annual meeting.

Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our board of directors.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Record Date and Vote Required for Approval

The record date with respect to this solicitation is April 3, 2009. All holders of record of our common stock as of the close of business on April 3, 2009 are entitled to vote at the annual meeting and any adjournment or postponement thereof. As of April 3, 2009, we had 77,083,199 shares of common stock outstanding. Each share of common stock is entitled to one vote. Our stockholders do not have cumulative voting rights. In accordance with our bylaws, the holders of a majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the annual meeting. If a quorum is not present at the annual meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be expected to be more than 30 days after the date of the annual meeting.

Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the annual meeting. This means that the director nominees receiving the most affirmative votes are elected for the available board positions. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another candidate receiving a larger number of votes in person and represented by proxy at the annual meeting.

Delaware law provides that the amendment to our certificate of incorporation must be approved by a majority of the outstanding stock entitled to vote at the meeting. Delaware law and our bylaws provide that, on all other matters (other than the election of directors and except to the extent otherwise required by our certificate of incorporation or applicable law), the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval. Therefore, the amendment to our certificate of incorporation to change our corporate name must be approved by a majority of our total outstanding stock, whereas the approval of the amendment to our 2004 Long-Term Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposed amendment to our 2004 Long-Term Incentive Plan although they may vote their clients’ shares on the election of directors and the proposed amendment to our certificate of incorporation to change our corporate name. Broker non-votes are not counted for the purposes of obtaining a quorum for the meeting, and, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.  Thus, assuming that a quorum is obtained, broker non-votes will not affect the outcome of the vote regarding the proposed amendment to our 2004 Long-Term Incentive Plan because this proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting; however, although brokers will have discretion to vote in the absence of instructions on the proposed amendment to our certificate of incorporation, if they do not exercise such discretion, their broker non-votes will have the effect of making it more difficult for us to obtain the number of affirmative votes required to adopt the proposed amendment to our certificate of incorporation because the proposal must be approved by a majority of our outstanding shares.  Accordingly, if you hold shares in street name and do not provide your broker with voting instructions, it may have the same effect as a vote against the proposed amendment to our certificate of incorporation. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the meeting. Abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

Proxy Solicitation

We will bear all costs relating to the solicitation of proxies. We have retained The Altman Group, Inc. (“Altman”) to assist in the solicitation of proxies, at an estimated cost of $3,500 plus reimbursement of out-of-pocket expenses, custodial charges in connection with payment by Altman of charges of brokers and banks on our behalf, and additional charges which may be incurred in connection with the solicitation of proxies by telephone. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, we will pay brokers and other persons holding shares of stock in their names or in those of their nominees, which in each case are beneficially owned by others, for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Voting Procedures and Tabulation

We will appoint one or more inspectors of election to serve at the annual meeting.  The inspector(s) will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the meeting and the validity of proxies and ballots, tabulate all votes and ballots, make a written report of the meeting and perform certain other duties as required by law.  Each inspector will sign an oath to perform his or her duties in an impartial manner and to the best of his or her abilities.

We will provide to any stockholder, without charge and upon the written request of the stockholder, a copy (without exhibits, unless otherwise requested) of our annual report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for our fiscal year ended December 31, 2008. Any such request should be directed to Brian Keith, Corporate Secretary at 7908 N. Sam Houston Parkway West, Fifth Floor, Houston, Texas 77064, telephone number: (281) 931-8884. The annual report to the stockholders enclosed herein including the annual report on Form 10-K for our fiscal year ended December 31, 2008 is not part of the proxy solicitation materials.

PROPOSAL I

ELECTION OF CLASS III DIRECTORS

Our Board of Directors

Our business and affairs are managed by our board of directors, which exercises all of our corporate powers and establishes broad corporate policies.  Our certificate of incorporation requires that our board of directors consist of at least three and no more than nine individuals, with the exact number to be determined by the board. Currently, the size of our board of directors is fixed at seven members, thereby requiring us to have a minimum of four (4) independent directors under the rules of the NYSE Amex.  We currently have five (5) independent directors: Douglas E. Swanson, W. Richard Anderson, Robert S. Herlin, Robert G. Croyle and E. J. “Jed” DiPaolo.

Our certificate of incorporation requires that our board of directors be divided into three classes, with each  class having a staggered three-year term.  Directors are elected to serve until the annual meeting of stockholders for the year in which their term expires and until their successors have been elected and qualified, subject, however, to their prior death, resignation, retirement, disqualification or removal from office.  Assuming a quorum is present at the annual meeting, two Class III Directors will be elected by a plurality of the votes of the holders of common stock present in person or represented by proxy at the meeting, meaning that the director nominees with the most affirmative votes are elected for the available board positions.  Abstentions, broker non-votes and proxies where the stockholder has withheld authority to vote have no effect on the vote.  All duly submitted and unrevoked proxies will be voted for K. Kirk Krist and Douglas E. Swanson, the Class III Director nominees, except where authorization so to vote is withheld.  If any nominee should become unavailable for election for any unforeseen reason, the persons designated as proxies will have full discretion to vote for another person nominated by the board of directors.

Messrs. Krist and Swanson have consented to serve as Class III Directors if elected. Messrs. Krist and Swanson are presently directors and have served continuously in that capacity since 1997 and 2006, respectively.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING CLASS III DIRECTOR NOMINEES:

Name of Nominee	Age	Year First Elected Director	Position	Class	Expiration of Term

K. Kirk Krist	50	1997	Director	III	2012

Douglas E. Swanson	70	2006	Director	III	2012

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table lists the name, age, and office of each of our directors and executive officers.  There are no family relationships between any director and any other director or executive officer.

Name	Age	Position
Douglas E. Swanson	70	Chairman of the Board

Jerry L. Winchester	50	President, Chief Executive Officer and Director

Cary Baetz	44	Chief Financial Officer

Dewitt H. Edwards	50	Chief Operating Officer

Allen C. Duke	42	Sr. Vice President, Global Business Development and Delivery

John K. Hebert	55	Sr. Vice President, Resource Management

W. Richard Anderson (2)	55	Director

E. J. DiPaolo (1)(2)	56	Director

Robert S. Herlin (2)	53	Director

K. Kirk Krist	50	Director

Robert G. Croyle (1)	66	Director
__________________
(1) Member of the Nominating & Corporate Governance Committee.
(2) Member of the Audit and Compensation Committees.

Biographies of Directors and Executive Officers

Douglas E. Swanson has served as a Class III Director since March 2006.  Mr. Swanson serves as a Class III Director for a term that will expire on the date of our annual meeting of stockholders in 2009.  Mr. Swanson was elected Chairman of the board by our board of directors on November 6, 2006.  Mr. Swanson was appointed as President and Chief Executive Officer of Oil States International, Inc. in January 2000.  He resigned his position as President of Oil States in May 2006, and he resigned his position as Chief Executive Officer of Oil States in April 2007.  Oil States International, Inc., a diversified oilfield services company, is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and is a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution and land drilling services. Mr. Swanson remains a director of Oil States.  Prior to joining Oil States, Mr. Swanson served as President and Chief Executive Officer of Cliffs Drilling Company, a contract drilling company, from January 1992 to August 1999. He holds a bachelor’s degree from Cornell College and is a Certified Public Accountant.  Mr. Swanson is a director for Flint Energy Services, LTD, a Canadian integrated midstream oil and gas production services provider.

Jerry Winchester has served as our President, Class II Director and Chief Operating Officer since 1998.  In July 2002 he assumed the position of Chief Executive Officer.  Mr. Winchester serves as a Class II Director for a term that will expire on the date of our annual meeting of stockholders scheduled in 2011.  Prior to joining us in 1998, Mr. Winchester was employed by Halliburton Energy Services since 1981 in positions of increasing responsibility, most recently as Global Manager – Well Control, Coil Tubing and Special Services.  He received his B.S. in Engineering Technology from Oklahoma State University in 1982 and is an active member of the Society of Petroleum Engineers and the International Association of Drilling Contractors.

Cary Baetz was appointed to the position of Chief Financial Officer on August 1, 2008.  From 2005 to 2008, Mr. Baetz, served as Vice President of Finance, Treasurer, and Assistant Secretary of Chaparral Steel Company (“Chaparral”), one of the largest suppliers of structural steel products in North America, where he was responsible for strategic planning, treasury, investor and public relations, and risk management. Prior to joining Chaparral, Mr. Baetz had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc., a supplier of heavy construction materials. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc. and was responsible for banking, investment banking and rating agency relationships, as well as overseeing credit, and developing and monitoring financial strategy. From 1993 to 1996, Mr. Baetz served as Relationship Manager and Assistant Vice President for Wells Fargo.

Dewitt H. Edwards has served as Chief Operating Officer since June 1, 2008.  From June 2006 to June 2008, Mr. Edwards served as Executive Vice President, and from April 2005 to June 2006, Mr. Edwards served as Senior Vice President—Finance and Principal Financial Officer.  His primary responsibilities include the delivery of our services and the business development and geographic management of our domestic businesses.  Prior to his employment, Mr. Edwards served as a consultant to the Company from May 2002 to April 2005.  In that capacity, he had been engaged to work on initiatives to refinance our debt and improve our overall capital structure and liquidity. Prior to that time, Mr. Edwards had been employed by us as Executive Vice President since September 1998. Before joining us, Mr. Edwards had been employed by Halliburton Energy Services for 19 years where he served in positions of increasing authority, including Mid-Continent area manager and North America resource manager.

John (Kelly) Hebert has served as Senior Vice President, Resource Management since October 16, 2007.  Mr. Hebert’s primary responsibilities include the health, safety and quality control activities as well as human resources and technology support. Prior to joining Boots & Coots, he was employed by Halliburton Energy Services since 1977, beginning his career at Halliburton as Service Supervisor.  In 1988, Mr. Hebert moved into the health, safety and environmental field and held various positions of increasing authority, including Senior Human Resource Supervisor, Field Service Quality Coordinator and District Manager. Most recently he served as Region HSE/Q Manager for Halliburton’s southern region.

Allen Duke has served as Senior Vice President, Global Business Development and Delivery since November of 2008. Prior to that, he was Vice President of Safeguard and Prevention since its inception in 1997 and was instrumental in the growth of this service line. Mr. Duke has over 20 years of progressive emergency response, safety, industrial hygiene and prevention experience in the oil and gas industry. He is a certified master facilitator in risk management with an emphasis on Bowtie methodology. Mr. Duke has developed emergency management plans for several of the international oil companies as well as for domestic fire department companies. He has also published several articles on well integrity and risk management. Mr. Duke began his career at CET Environmental as a chemist and industrial hygienist and worked at Garner Environmental as Safety and Industrial Hygiene Manager prior to joining Boots & Coots.

W. Richard Anderson has served as a Class I Director since August 1999. Mr. Anderson also serves as chairman of the Audit Committee and is a member of the Compensation Committee. Mr. Anderson serves as a Class I Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2010.  He is currently the Chief Financial Officer for Eurasia Drilling Company Limited—the largest land drilling company in Russia.  Prior to May 2007, Mr. Anderson was the President, Chief Executive Officer and a director of Prime Natural Resources, a closely–held exploration and production company. Prior to his employment at Prime in January 1999, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998.  Mr. Anderson also serves on the boards of directors of Transocean Ltd. and Vanguard Natural Resources, LLC.

E. J. DiPaolo served as a director from May 1999 to December 4, 2002 then was reappointed on September 30, 2003.  Mr. DiPaolo serves as a Class II Director for a term that will expire on the date of our annual meeting of stockholders in 2011.  Mr. DiPaolo also serves on the Audit, Compensation, and Nominating & Corporate Governance Committees.  Since August of 2003, Mr. DiPaolo has provided consulting services to Growth Capital Partners, L.P., a company engaged in investments and merchant banking.  Mr. DiPaolo was the Senior Vice President, Global Business Development of Halliburton Energy Services, having had responsibility for all worldwide business development activities until his retirement in 2002. Mr. DiPaolo  was  employed  at  Halliburton  Energy  Services  from  1976 until his retirement in progressive  positions  of  responsibility.  Mr. DiPaolo also serves on the boards of directors of Superior Well Services, Inc., Evolution Petroleum Corporation, and various privately held companies.

Robert S. Herlin was appointed a Class I Director on September 30, 2003.  Mr. Herlin serves on the Audit Committee and chairs the Compensation Committee.  Mr. Herlin serves as a Class I Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2010.  Since 2003, Mr. Herlin has served as the President, CEO and a Director of Evolution Petroleum Corporation, a public company involved in the acquisition and redevelopment of oil and gas properties. Mr. Herlin was elected Chairman of the Board of Directors of Evolution in January, 2009. Since 2003, Mr. Herlin has served as a partner with Tatum Partners, a service company that provides principal executive and accounting officers to clients on a contract basis.  Prior to his employment at Evolution Petroleum Corporation, Mr. Herlin was CFO of Intercontinental Tower Corporation, a wireless telecom infrastructure operation in South America from 2000 to 2003.  Mr. Herlin earned his MBA from Harvard and engineering degrees from Rice University.

K. Kirk Krist has served as a Class III Director since our acquisition of IWC Services on July 29, 1997.  Mr. Krist’s term as a Class III Director will expire on the date of our annual meeting of stockholders in 2009.  Mr. Krist served as Chairman of the Board from December 2002 to December 2006.  Mr. Krist is a graduate of the University of Texas with a B.B.A. in Business.  He has been a self-employed oil and natural gas investor and venture capitalist since 1982.

Robert G. Croyle became a Class I Director on January 1, 2007.  He chairs the Nominating & Corporate Governance Committee.  Mr. Croyle’s term as a Class I Director will expire on the date of the annual meeting of stockholders scheduled for calendar year 2010.  From 2002 until December 31, 2006, when he retired, Mr. Croyle served as Vice Chairman and Chief Administrative Officer of Rowan Companies, Inc., a major international offshore and land drilling contractor traded on the New York Stock Exchange.  Mr. Croyle held various positions with Rowan Companies, Inc. beginning in 1973, and was elected as a director of Rowan in 1998.  From 1993 to 2002, he served as Executive Vice President with management responsibility for Rowan’s aviation and manufacturing divisions.  Mr. Croyle is a director of Rowan Companies, Inc. and Magellan Midstream Holdings, GP, LLC.

COMMITTEES AND BOARD MEETINGS

As permitted by our bylaws, our board of directors has designated from its members a Nominating & Corporate Governance Committee, a Compensation Committee and an Audit Committee. During 2008, the board of directors held four (4) regular meetings and four (4) special meetings. All directors attended 100% of the regular meetings, and all directors attended 100% of the special meetings held during 2008.   We also encourage our board members to attend the annual meeting of stockholders.  All seven members of our board of directors attended last year’s annual meeting of stockholders.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is comprised of two (2) or more directors appointed from time to time by, and serving at the discretion of, the board of directors.  Messrs. DiPaolo and Croyle are the members of the Nominating & Corporate Governance Committee and Mr. Croyle is the chairman of the committee.  Our board of directors has determined that all members of the Nominating & Corporate Governance Committee who currently serve are independent pursuant to the NYSE Amex rules and in accordance with our Nominating & Corporate Governance Committee charter.  Our Nominating & Corporate Governance Committee is comprised to, among other things, identify and select qualified candidates for election to our board.  A copy of the charter adopted for the Nominating & Corporate Governance Committee is available under the ‘Investor Relations’ link of our website www.boots-coots.com.

The Nominating & Corporate Governance Committee identifies nominees to the board according to the criteria outlined below, and the board ultimately selects nominees based upon the same criteria. The Nominating & Corporate Governance Committee considers the following criteria in recommending the nomination of individuals for re-election to our board:

•	Record of past attendance at board of directors and committee meetings.
•	Ability to contribute to a positive, focused atmosphere in the board room.
•	Absence of any cause for removal from the board of directors.
•	Past contributions in service on the board of directors.

In addition, all nominees for re-election must evidence a desire and willingness to attend future board of directors and committee meetings.  The decisions regarding whether to recommend the nomination of a director for re-election is within the discretion of the Nominating & Corporate Governance Committee.

The Nominating & Corporate Governance Committee considers the following criteria in recommending new nominees to the board of directors and its committees from time to time:

•
Expertise and perspective needed to govern the business and strengthen and support executive management – for example: strong financial expertise, knowledge of international operations, or knowledge of the oil field services and petroleum industries.

•	Sound business judgment and a sufficiently broad perspective to make meaningful contributions to the board.
•	Interest and enthusiasm in us and a commitment to become involved in our future.
•	The time and energy to meet board commitments.
•	Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.
•	Dedication to the highest ethical standards.
•	Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.
•	Willingness to anticipate and explore opportunities.

All decisions regarding whether to recommend the nomination of a new individual for election to the board of directors is within the sole discretion of the Nominating & Corporate Governance Committee.

All new nominees and directors considered for re-election are evaluated without regard to race, sex, age, religion, or physical disability.

The Nominating & Corporate Governance Committee will also consider director nominees of stockholders, provided that such recommendations are made in writing to the attention of our Corporate Secretary and received not  less than 120 days in advance of our annual stockholder meeting. A stockholder must include the following information with each recommendation for a director nominee:

•	the name and address of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership;

•	whether the stockholder intends to appear in person or by proxy at our annual stockholders’ meeting to make the nomination;

•
a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made; and

•
the name of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a member of our board and the person’s consent to be named as a director if selected and nominated by our board.

The Nominating & Corporate Governance Committee met one (1) time in 2008.

Compensation Committee

Our Compensation Committee is comprised of one (1) or more directors appointed from time to time by, and serving at the discretion of, the board of directors. Messrs. DiPaolo, Herlin and Anderson are the members of the Compensation Committee, and Mr. Herlin is the chairman of the committee.  Our board of directors has determined that all members of the Compensation Committee who currently serve are independent pursuant to the NYSE Amex rules and in accordance with our Compensation Committee charter. The Compensation Committee administers our equity compensation plans, and in this capacity makes all option grants or other awards to employees, including executive officers, under the plans, and makes recommendations to the board of directors for equity awards to our directors.  In addition, the Compensation Committee is responsible for making recommendations to the board of directors with respect to the compensation of our Chief Executive Officer and our other executive officers and for establishing compensation and employee benefit policies. The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation, or any NYSE Amex rule, to be exercised by the Compensation Committee as a whole. A copy of the charter adopted for the Compensation Committee is available under the ‘Investor Relations’ link at our website www.boots-coots.com.  The Compensation Committee met five (5) times during 2008.

Audit Committee

 Our Audit Committee is comprised of three (3) or more directors appointed from time to time by, and serving at the discretion of, the board of directors.  Messrs. DiPaolo, Herlin and Anderson are the members of the Audit Committee and Mr. Anderson is the chairman of the committee.  Our board has determined that all members of our Audit Committee are financially literate within the meaning of the SEC rules and under the current listing standards of the NYSE Amex.  Our board also has determined that each of the Audit Committee members is independent, in accordance with the audit committee requirements of Section 803 of the NYSE Amex rules, the rules of the SEC and in accordance with our Audit Committee charter. Further, our board has determined that Messrs. Anderson and Herlin are financial experts under the NYSE Amex rules, the rules of the SEC and in accordance with our Audit Committee charter.  The Audit Committee reviews our financial reporting processes, system of internal controls, and the audit process for monitoring compliance with laws and regulations.  In addition, the Audit Committee reviews, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit, as well as the results of that audit.  A copy of the charter adopted for the Audit Committee is available under the ‘Investor Relations’ link at our website www.boots-coots.com.  The Audit Committee met five (5) times in 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Robert S. Herlin, W. Richard Anderson, and E. J. DiPaolo served on our Compensation Committee for all of 2008.  There were no Compensation Committee interlocks or insider (employee) participation during 2008.

CORPORATE GOVERNANCE

Director Independence

Our board’s determination of independence must be consistent with all applicable requirements of the NYSE Amex, the SEC, and any other applicable legal requirements. Our board may adopt specific standards or guidelines for independence in its discretion from time to time, consistent with those requirements.  The standards applied by our board in affirmatively determining whether a director is “independent” in compliance with the listing standards of the NYSE Amex generally provide that a director is not independent if:

1.      the director is, or during the past three years was, employed by us, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

2.      the director accepted or has an immediate family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(a)	compensation for board or board committee service,
(b)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company,
(c)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or
(d)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

3.      the director is an immediate family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

4.      the director is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

5.      the director is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers serve on the compensation committee of such other entity; or

6.      the director is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

In addition to these objective standards, our board has adopted a general standard, also in compliance with the NYSE Amex rules, to the effect that no director qualifies as “independent” unless our board affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board exercises appropriate discretion in identifying and evaluating any relationships directors may have with us or with parties that conduct business with us.

Our board has determined that Douglas E. Swanson, W. Richard Anderson, Robert S. Herlin, Robert G. Croyle and E. J. “Jed” DiPaolo are “independent directors” under our corporate governance guidelines and under NYSE Amex rules and federal law.

Mr. Krist was a consultant to the Company until July 15, 2006 and, therefore, was not considered independent under the applicable corporate governance guidelines, NYSE Amex rules and SEC rules.  The three year waiting period, however, will end on July 14, 2009, at which time Mr. Krist should again satisfy the applicable independence standards, absent the occurrence of another event that would preclude his independence.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that covers all employees, directors, and officers, and that relates to the honest and ethical conduct in all business dealings, full, fair, accurate, timely and understandable disclosures in all reports filed by us with, or submitted to, the SEC and in other public communications, compliance with applicable governmental rules and regulations, and avoidance of conflicts of interest.  The Code of Business Conduct and Ethics is available under the ‘Investor Relations’ link at our website.  Copies of the Code of Business Conduct and Ethics may also be obtained upon written request of our Corporate Secretary at our principal executive office address.

Security Holder Communications

Security holder communications intended for the board of directors or for particular directors (other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals) may be sent in care of:  Corporate Secretary, Boots & Coots International Well Control, Inc., 7908 N. Sam Houston Parkway West, 5th  Floor, Houston, Texas 77064. The Corporate Secretary will forward all such communications to the board of directors or to particular directors as directed without screening such communications.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our acquisition of the hydraulic well control business of Oil States International, Inc. in March 2006, we issued a $21.2 million unsecured subordinated promissory note to Oil States Energy Services, Inc., a subsidiary of Oil States International, Inc.  The note bears interest at a rate of 10% per annum, and requires a one-time principal payment on September 9, 2010.  During 2008, we paid interest due on the note in the amount of approximately $2,117,000.  The note was repaid in full on February 10, 2009.

RELATED PARTY TRANSACTION REVIEW POLICIES AND PROCEDURES

A transaction or series of similar transactions to which we are a party in which the amount involved exceeds $120,000 and involves a director, executive officer, 5% holder or any immediate family members of these persons are generally evaluated by a special committee of disinterested directors formed by our board of directors to evaluate such transactions. In addition, our code of business conduct provides that every employee, officer and director should disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest or any material transaction or relationship to an appropriate corporate officer or to the members of our Audit Committee. The Audit Committee has the authority to evaluate any such conflicts of interest and recommend actions to be taken by our board in connection with such conflicts of interest or to report the existence of any such conflict of interest to the full board for it to take action.

PROPOSAL II

AMENDMENT TO 2004 LONG-TERM INCENTIVE PLAN

On April 8, 2004, our stockholders initially approved our 2004 Long-Term Incentive Plan (the “2004 Plan”), and subsequently approved an amendment in 2006 to increase the shares of common stock available under the 2004 Plan to its current number of 8,000,000.  The 2004 Plan was amended and restated in 2008 by the board of directors to allow for the issuance of stock appreciation rights as a permitted type of award under the 2004 Plan and to conform the 2004 Plan to the requirements of Section 409A of the Internal Revenue Code (the “Code”).  At the 2009 annual meeting, our stockholders are being asked to approve an amendment to the 2004 Plan to increase the aggregate number of shares of common stock (including common stock options) that may be issued under the plan to 11,000,000 shares.  Our Compensation Committee and our board believe that this increase will provide needed flexibility to award incentives to our employees that contribute to our continued success, provide our employees with a proprietary ownership interest in us, maintain competitive compensation levels, attract and retain talented employees, provide incentives for continued service and, thereby, promote our long-term growth and profitability by aligning the interests of our employees with our stockholders.  The board of directors recommends that stockholders vote for this amendment to the 2004 Plan.

Background and Purpose

The use of stock-based grants under our 2004 Plan continues to be a key element of our compensation program. The 2004 Plan permits awards of options, restricted stock, phantom stock, stock appreciation rights, stock bonuses and cash bonuses (collectively, “Benefits”). The 2004 Plan permits the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Code. Those eligible for Benefits under the 2004 Plan are referred to as “Participants.” Participants include all of our full-time employees and consultants.

Currently all of the shares authorized for issuance under the 2004 Plan have been issued or are subject to outstanding Benefits.  Therefore, the number of shares authorized for issuance under the 2004 Plan needs to increase to allow for shares to be available for future grants under the 2004 Plan. By increasing the number of shares authorized for issuance under the 2004 Plan by 3,000,000, a total of 3,000,000 shares would be available for future awards.  The total number of shares available under the 2004 Plan following stockholder approval would represent approximately 4% of our outstanding shares of common stock. The proposed amendment to increase shares under the 2004 Plan will not be implemented unless approved by our stockholders. If the proposed amendment is not approved by our stockholders, the 2004 Plan will remain in effect in its present form.

New Plan Benefits

Our Compensation Committee has preliminarily approved restricted stock awards to our named executive officers and other officers and employees under the 2004 Plan, subject to our receipt of stockholder approval of the proposed increase in the number of shares of common stock available thereunder from 8,000,000 to 11,000,000 shares. In all, the Compensation Committee has preliminarily approved awards totaling 1,425,750 shares of restricted stock.  Because we do not currently have sufficient shares available under the 2004 Plan to grant any of these awards, we will be unable to issue these awards in the event that our stockholders do not approve the proposed increase under the 2004 Plan.  The following table summarizes the restricted stock awards that have been preliminarily approved for each of the following individuals and groups:

	2004 Plan
	Dollar Value	Number of
Name	($)(1)	Units(2)

Jerry Winchester President and Chief Executive Officer	468,000	400,000
Dewitt Edwards Chief Operating Officer	351,000	300,000
Cary Baetz Chief Financial Officer	175,500	150,000
Allen Duke Sr. VP Global Business Development and Delivery	58,500	50,000
John Hebert Sr. VP Resource Management	29,250	25,000

Executive Group	1,082,250	925,000

Non-Executive Director Group	N/A	N/A
Non-Executive Officer Employee Group	585,877	500,750
_______________________________

(1)
The dollar value is based upon the number of shares of restricted stock awarded multiplied by the closing market price per share of our common stock on the last trading day of our last fiscal year-end, which was $1.17.  This value does not represent the compensation expense that we will realize if the awards are granted, which will depend upon the market price per share of our common stock on the date of issuance; nor does it represent the value that may be realized by the recipients of these awards, which is dependent upon the market price per share upon vesting of these awards.

(2)	All awards will vest in four equal annual installments, commencing February 2010.

A summary of the principal features of the 2004 Plan, as amended, is provided below, but is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which is included as an exhibit in our filings with the SEC.

Administration and Eligibility

The 2004 Plan is currently administered by the Compensation Committee of our board of directors and under the 2004 Plan may be administered by such other committee as the board of directors shall appoint from time to time so long as it consists of one or more directors, each of whom qualify as a “non-employee director” within the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as an “outside director” within the meaning of the definition of such term as contained in Treasury Regulation 1.162-27(e)(3) interpreting Section 162(m) of the Code.  The members of the Compensation Committee are appointed from time to time by, and serve at the discretion of, the board of directors. The Compensation Committee from time to time designates the Participants who are granted Benefits and the amount and type of such Benefits.

The Compensation Committee has full authority to administer the 2004 Plan, including authority to interpret and construe any provision of the 2004 Plan and the terms of any Benefit issued under it and to adopt such rules and regulations for administering the 2004 Plan as the Compensation Committee may deem necessary. Decisions of the Compensation Committee are final and binding on all parties.

The Compensation Committee may, in its absolute discretion (i) accelerate the date on which any option or stock appreciation right granted under the 2004 Plan becomes exercisable, (ii) extend, within the original term of any option or stock appreciation right, the date on which such option or stock appreciation right granted under the 2004 Plan ceases to be exercisable, (iii) accelerate the vesting date or issue date of a restricted stock grant, or waive any condition imposed under the 2004 Plan with respect to any share of restricted stock granted under the 2004 Plan, and (iv) accelerate the vesting date or waive any condition imposed under the 2004 Plan with respect to any share of Phantom Stock granted under the 2004 Plan that is exempt from Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(4). No Participant may receive in any plan year stock options relating to more than 1,000,000 shares.

In addition, the Compensation Committee may, in its absolute discretion, grant Benefits to Participants on the condition that such Participants surrender to the Compensation Committee for cancellation such other Benefits (including, without limitation, Benefits with higher exercise prices) as the Compensation Committee specifies. Benefits granted on the condition of surrender of outstanding Benefits do not count against the 2004 Plan limits until such time as such Benefits are surrendered.

Benefits

Stock Options; Grants of Options

The Compensation Committee is authorized to grant stock options to Participants, which may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). NSOs and ISOs are collectively referred to as “Stock Options.” The term of a Stock Option may not exceed ten (10) years. Consultants are not entitled to receive ISOs. The exercise price of any NSO granted under the 2004 Plan is not permitted to be less than 100% of the fair market value of a share of common stock on the date on which such NSO is granted or the price required by law, if higher. The exercise price of any ISO may not be less than 100% (110% if such Participant owns 10% of the voting power of the Company) of the fair market value of a share of common stock on the date on which such ISO is granted.

The aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the 2004 Plan (and any other stock option) shall not exceed $100,000. If such aggregate fair market value exceeds $100,000, then ISOs granted under the 2004 Plan shall be deemed to be NSOs. For purposes of the 2004 Plan, fair market value shall be determined in such manner as provided under the 2004 Plan, or as required by applicable law or regulation.

At the time of grant, the Compensation Committee determines when Stock Options are exercisable and when they expire.

Stock Appreciation Rights

A stock appreciation right entitles a Participant to receive an amount in cash and/or shares of common stock, as determined by the Compensation Committee, equal to the amount by which the common stock appreciates in value between the date of grant and the date of exercise. The Compensation Committee will determine when stock appreciation rights vest and become exercisable. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date of grant. The Compensation Committee establishes other terms, conditions, restrictions and limitations on stock appreciation rights.

Restricted Stock

Restricted stock consists of shares which are transferred or sold by us to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by such Participant. The Compensation Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions.

Phantom Stock

Phantom stock represents the right to receive in cash the fair market value of a share of our common stock and the aggregate amount of cash dividends paid with respect to a share of our common stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests. Shares of phantom stock vest at a future date in accordance with the terms of such grant or upon the attainment of performance goals as may be specified by the Compensation Committee at the time of the grant of shares of phantom stock.

Performance Goals

Restrictive stock and phantom stock granted under the 2004 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to: cash flow; cost; ratio of debt to debt plus equity; profit before tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; price of the common stock; return on net assets, equity, or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure our performance as a whole or any business unit, and any Performance Criteria may be adjusted to include or exclude extraordinary items.

Stock Bonuses

The Compensation Committee may award shares of our common stock to Participants without payment therefore, as additional compensation for service to us or our subsidiaries. Stock bonuses may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Compensation Committee determines to be appropriate.

Cash Bonuses

A cash bonus consists of a monetary payment made to a Participant as additional compensation for his or her services and made in tandem with either restricted stock or a stock bonus. Such cash bonuses will be payable promptly after the date on which a Participant is required to recognize income for federal income tax purposes in connection with such restricted stock or stock bonus, in such amounts as the Compensation Committee shall determine from time to time; provided, however, that in no event shall the amount of a cash bonus exceed the fair market value of the related Benefit. Cash awards may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Compensation Committee determines to be appropriate.

Amendment of the 2004 Plan

The board of directors or the Compensation Committee has the right and power to amend the 2004 Plan, provided, however, without approval of the stockholders, no revision or amendment shall (i) increase the number of shares of common stock that may be issued as ISOs under the 2004 Plan, (ii) materially increase the benefits accruing to individuals holding Benefits granted pursuant to the 2004 Plan or (iii) materially modify the requirements as to eligibility for participation in the 2004 Plan. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the 2004 Plan or any type of amendment thereto, then to the extent so required, stockholder approval will be obtained.

Termination of the 2004 Plan

The board of directors may terminate the 2004 Plan at any time. Termination will not in any manner impair or adversely affect any Benefit outstanding at the time of termination.

Committee’s Right to Modify Benefits

Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Compensation Committee if and to the extent permitted in the 2004 Plan, or applicable agreement entered into in connection with a Benefit grant or with the consent of the Participant to whom such Benefit was granted.

Change in Control

Stock Options

Upon the occurrence of a Change in Control and termination of employment of Participant within one year of such Change in Control, each stock option granted under the 2004 Plan and outstanding at such time will become fully and immediately exercisable.

Stock Appreciation Rights

Upon the occurrence of a Change in Control and termination of employment of Participant within one year of such Change in Control, each stock appreciation right granted under the 2004 Plan and outstanding at such time will become fully and immediately exercisable.

Restricted Stock

Upon the occurrence of a Change in Control and termination of employment of Participant within one year of such Change in Control, all shares of restricted stock which have not theretofore vested shall immediately vest.

Phantom Stock

Upon the occurrence of a Change in Control and termination of employment of a Participant by the Company without Cause within one year of such Change in Control, all shares of phantom stock which have not theretofore vested shall immediately vest.  The term “Cause”, when used in connection with the termination of a Participant’s employment or service with us, means the termination of the Participant’s employment or service by us by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon us; (iii) the proven misappropriation of any of our funds or property by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to him and appropriate for his position; (v) the knowing engagement by the Participant in any direct, material conflict of interest with us without compliance with our conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of our board of directors, in any activity which competes with our business or which would result in a material injury to us; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of our policies and procedures manual, if any, then in effect.

For purposes of the 2004 Plan, the term “Change in Control” means a “change in control”, as that term is contemplated in the federal securities laws; or the occurrence of any of the following events: (i) any person becomes, after the effective date of the 2004 Plan the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of our securities representing 50.1% or more of the combined voting power of our then outstanding securities; provided, that the acquisition of additional voting securities, after the effective date of the 2004 Plan, by any person who is, as of the effective date of the 2004 Plan, the beneficial owner, directly or indirectly, of 50.1% or more of the combined voting power of our then outstanding securities, shall not constitute a “Change in Control”; (ii) a majority of individuals who are nominated by our board of directors for election to the board of directors on any date, fail to be elected to our board of directors as a direct or indirect result of any proxy fight or contested election for positions on the board of directors; or (iii) the sale, lease, transfer or other disposition of all or substantially all of our assets (other than to one of our wholly owned subsidiaries).

Adjustments

In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change, the Compensation Committee may make adjustments to outstanding Benefits in accordance with the terms of the 2004 Plan; provided that in certain instances the Compensation Committee may be required by the 2004 Plan to make such adjustments.

Reusage

The grant of a cash bonus does not reduce the number of shares of common stock with respect to which stock options, stock appreciation rights, shares of restricted stock, shares of phantom stock or stock bonuses may be granted pursuant to the 2004 Plan.  The grant of a stock appreciation right that may be settled only in cash does not reduce the number of shares of common stock with respect to which stock options, stock appreciation rights, shares of restricted stock, shares of phantom stock or stock bonuses may be granted pursuant to the 2004 Plan.  If any outstanding stock option or stock appreciation right expires, terminates or is canceled for any reason, the shares of common stock subject to the unexercised portion of such stock option or stock appreciation right will again be available for grant under the 2004 Plan.  If any shares of restricted stock or phantom stock, or any shares of common stock granted in a stock bonus are forfeited or canceled for any reason, such shares will again be available for grant under the 2004 Plan.

Federal Income Tax Consequences

The following summary is based upon an analysis of the Code, as currently in effect, and existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and the consequences may be either more or less favorable than those described below depending on an employee’s particular circumstances.

ISOs

No income will be recognized by a Participant for federal income tax purposes upon the exercise of an ISO. The basis of shares transferred to a Participant upon exercise of an ISO is the price paid for the shares. If a Participant holds the shares for at least one year after the transfer of the shares to a Participant and two years after the grant of the ISO, the Participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the Participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the Participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is an item of adjustment for the Participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a Participant may be subject to alternative minimum tax as a result of the exercise.

If a Participant uses already owned shares of common stock to pay the exercise price for shares under an ISO, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the Participant for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an ISO or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the Participant upon the transfer of the stock in payment of the exercise price of an ISO. If the stock used to pay the exercise price of an ISO is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the Participant in an amount equal to the excess of the fair market value of the statutory option stock at the time the ISO covering the stock was exercised over the amount paid for the stock.

NSOs

No income will be recognized by a Participant for federal income tax purposes upon the grant of a NSO. Upon exercise of a NSO, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, we must make the necessary arrangements with the Participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide us with a deduction equal to the amount of ordinary income recognized by the Participant at the time of the recognition by the Participant, subject to the deduction limitations described below.

The basis of shares transferred to a Participant pursuant to the exercise of a NSO is the price paid for the shares plus an amount equal to any income recognized by the Participant as a result of the exercise of the option. If a Participant thereafter sells shares acquired upon exercise of a NSO, any amount realized over the basis of the shares will constitute capital gain to the Participant for federal income tax purposes.

If a Participant uses already owned shares of common stock to pay the exercise price for shares under a NSO, the number of shares received pursuant to the NSO which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Participant upon the exercise will be taxable to the Participant as ordinary income. If the already owned shares of common stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the NSO will not be statutory option stock.  However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the Participant’s basis will be allocated among the shares received.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the Participant will not recognize income for federal income tax purposes at the time of the award unless the Participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the Participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. We will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the Participant will recognize ordinary income at the time of the receipt of the restricted stock, and we will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the Participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the Participant upon the lapse of restrictions on the restricted stock, but, if the Restricted Stock is subsequently forfeited, the Participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a Participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the Participant subject to withholding, unless the Participant made an election under Section 83(b). Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the dividends includible in the Participant’s income as compensation. If the Participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the Participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the Participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. We will be entitled to a deduction at that time in an amount equal to the amount the Participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Phantom Stock

There will be no federal income tax consequences to either the Participant or us upon the grant of phantom stock. Generally, the Participant will recognize ordinary income subject to withholding upon the receipt of cash in payment of the phantom stock in an amount equal to the aggregate of the cash received. Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the amount includible in the Participant’s income.

Cash or Stock Bonus

Generally, a Participant who is awarded a cash or stock bonus will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the amount includible in the Participant’s income.

Limitations on the Company’s Compensation Deduction

Section 162(m) of the Code limits the deduction that we may take for otherwise deductible compensation payable to certain of our executive officers to the extent the compensation paid to any such officer for the year exceeds $1 million, unless the compensation is performance-based, is approved by our stockholders, and meets certain other criteria.

In addition, Section 280G of the Code limits the deduction which we may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals which are in the nature of compensation and are contingent on changes in ownership or control of us or certain affiliates. Accelerated vesting or payment of awards under the 2004 Plan upon a change in ownership or control of us or our affiliates could result in excess parachute payments. In addition to the deduction limitation applicable, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Code Section 409A

Code Section 409A imposes accelerated taxation, an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Code Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and stock unit programs. Generally speaking, Code Section 409A does not apply to ISOs, NSOs and stock appreciation rights granted at fair market value if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2004 Plan will be designed to comply with the requirements of Code Section 409A to the extent the awards granted under the 2004 Plan are not exempt from coverage. However, if the 2004 Plan fails to comply with Code Section 409A in operation, a Participant could be subject to the additional taxes and interest.

Approval by Stockholders

In order to be adopted, the proposal to amend the 2004 Plan must be approved by the affirmative vote of a majority of our outstanding shares represented at the meeting and entitled to vote.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO OUR 2004 LONG-TERM INCENTIVE PLAN.

PROPOSAL III

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our board of directors believes that it is in the best interests of the Company and its stockholders to amend our Amended and Restated Certificate of Incorporation to change the legal name of the Company from “Boots & Coots International Well Control, Inc.” to “Boots & Coots, Inc.”  which we believe more closely aligns our formal corporate name with our brand and recognizes that our brand has grown so that the Company is commonly known simply as “Boots & Coots.”

If approved by the stockholders, the amendment to change the corporate name to “Boots & Coots, Inc.” will be effected by the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware at the earliest appropriate time consistent with an orderly transition to the new name.  The change of the corporate name will be accomplished by amending ARTICLE I of the Amended and Restated Certificate of Incorporation to read as follows:

“ARTICLE I

NAME

The name of the corporation is Boots & Coots, Inc. (the “Corporation”).”

The affirmative vote of the holders of record of a majority of all of our outstanding shares of common and preferred stock, voting together as a single class is required to approve and adopt the amendment to our Amended and Restated Certificate of Incorporation.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO “BOOTS & COOTS, INC.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 12, 2008 information regarding the ownership of our common stock owned by (i) each person (or “group” within the meaning of Section 13(d)(3) of the Security Exchange Act of 1934) known by us to own beneficially more than 5% of common stock; (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class

Officers and Directors:
Douglas E. Swanson	39,645	(2)	*
Jerry L. Winchester	1,127,443	(3)	1.4%
W. Richard Anderson	195,431	(4)	*
E. J. DiPaolo	152,628	(5)	*
Robert S. Herlin	152,628	(5)	*
K. Kirk Krist	56,019	(6)	*
Robert G. Croyle	41,735	(2)	*
Cary Baetz	200,000	(7)	*
Dewitt H. Edwards	492,222	(8)	*
Allen C. Duke	297,667	(9)	*
John K. Hebert	32,000	(10)	*
All executive officers and directors as a group (eleven people)	2,787,418	(11)	3.5%
________________
*	less than 1%

(1)
Unless otherwise noted, the business address for purposes hereof for each person listed is 7908 N. Sam Houston Parkway W., 5th  Floor, Houston, Texas 77064. Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.

(2)	Includes 18,519 shares of restricted stock.
(3)	Includes options to purchase 537,500 shares of common stock exercisable within 60 days and 222,816 shares of restricted stock.
(4)	Includes options to purchase 41,250 shares of common stock exercisable within 60 days and 18,519 shares of restricted stock.
(5)	Includes options to purchase 103,750 shares of common stock exercisable within 60 days and 18,519 shares of restricted stock.
(6)	Consists of options to purchase 37,500 shares of common stock exercisable within 60 days and 18,519 shares of restricted stock.
(7)	Includes 150,000 shares of restricted stock.
(8)	Includes options to purchase 420,000 shares of common stock exercisable within 60 days and 66,666 shares of restricted stock.
(9)	Includes options to purchase 279,000 shares of common stock exercisable within 60 days and 17,000 shares of restricted stock
(10)	Includes 27,000 shares of restricted stock
(11)	Includes options to purchase 1,592,750 shares of common stock exercisable within 60 days and 594,596 shares of restricted common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been included as exhibits to our periodic reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

Introduction

The following discussion provides an overview of the Compensation Committee of our board of directors, the background and objectives of our compensation programs for our executive management, and the material elements of the compensation of each of the executive officers identified in the following table, which we refer to as our “named executive officers”:

Named Executive Officers	Title

Jerry Winchester	President and Chief Executive Officer (our principal executive officer)

Cary Baetz	Chief Financial Officer (our principal financial officer)

Dewitt Edwards	Chief Operating Officer

Allen Duke	Senior Vice President, Global Business Development and Delivery

John K. Hebert	Senior Vice President, Resource Management

Gabriel Aldape	Interim Chief Financial Officer (resigned May 2008)

Overview of the compensation committee

The Compensation Committee of our board of directors is comprised entirely of independent directors in accordance with Section 803 of the rules governing listed companies on the NYSE Amex. Our Compensation Committee is composed of three members: E.J. DiPaolo, Robert S. Herlin and W. Richard Anderson.

The primary duties and responsibilities of our Compensation Committee are to establish and implement our compensation policies and programs for our executive management and employees, including compensation provided to the named executive officers. Our Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it and has done so from time to time.

The Compensation Committee works with our Secretary of the board of directors to establish an agenda for each meeting of the Compensation Committee.   Our Chief Executive Officer, general counsel and other members of our management and outside advisors may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee vote on items before the Compensation Committee; however, the Compensation Committee and board of directors often solicit the views of the Chief Executive Officer on compensation matters, including as they relate to the compensation of other executives, including the other named executive officers.

Objectives of our compensation program

Our success depends on the continued contributions of our executive management and other key employees. Our compensation program is intended to attract, motivate and retain experienced and qualified personnel by providing compensation that is competitive in relation to our peers while recognizing overall business results and individual merit, and which supports the attainment of our strategic objectives by tying the interests of management and employees to those of our stockholders through the use of performance-based cash incentives and equity-based compensation.

Design of our compensation program

Our compensation program for executive management, including the named executive officers, is designed to:

•	provide compensation that is reasonably competitive with our compensation peer group;

•	balance short-term and long-term goals through the use of annual cash incentives and grants of long-term equity incentives; and

•	deliver a mix of fixed and at-risk compensation that directly relates to increasing stockholder value and our overall performance.

Each element of compensation is reviewed annually and considered with the other elements of compensation to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. In designing the compensation program and in determining senior management compensation, including the compensation of the named executive officers, we also consider the following:

•	the competitive challenges affecting our ability to attract and retain strong management;

•	our operating and financial performance compared with targeted goals;

•	each individual’s contributions to our overall results; and

•	our size and performance relative to companies in our compensation peer group; and our available resources.

In establishing compensation, we utilize compensation data (“Survey Data”) regarding the practices of other companies, including our compensation peer group.  During 2006 and 2008, we engaged Longnecker & Associates to provide us with Survey Data regarding director compensation, which we utilized to establish director compensation.  We utilized Survey Data prepared by Longnecker & Associates in connection with establishing compensation for our Chief Executive Officer in 2007, and we utilized survey data prepared by Longnecker & Associates in connection with establishing or evaluating compensation for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer in 2008.  Longnecker & Associates provides no other services to us and is otherwise independent.  We utilize Survey Data to ensure that our compensation programs are competitive with our compensation peer group. The Survey Data is a compilation of compensation and other data based upon the compensation consultants’ review of our compensation peer group and other companies that participate in industry surveys.

The Compensation Committee receives data on total compensation for named executive officers, which incorporates all three components of base pay, short term incentive pay and long term stock-based compensation.   The Compensation Committee also compares total compensation of named executive officers and their relationship to other members of management, taking into consideration responsibilities, expertise, qualifications, past performance and expectations.  Named executive officer compensation is not based upon a multiple or range of specified employee compensation.  Total compensation to named executive officers is allocated across components of base pay, short term incentive pay, and long term stock-based compensation.  The intent of the Compensation Committee is to weight compensation for executive management more towards annual incentive pay and long-term compensation in comparison to other employees in order to better align executive pay with corporate goals and shareholder interests.

In developing our compensation structure, we review the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies drawn from oil field service companies of a similar size. We periodically review, evaluate and update our compensation peer group. For the compensation structure developed for 2008, our compensation peer group consisted of the following companies, based upon the universe of oil field service companies with comparable market capitalization and revenues:

•	Allis-Chalmers Energy, Inc.

•	Basic Energy Services, Inc.

•	Ecology and Environment, Inc.

•	Gulfmark Offshore, Inc.

•	Infinity, Inc.

•	Mark West Energy Partners, L.P.

•	OMNI Energy Services Corp.

•	Pioneer Drilling Company

•	RPC, Inc.

•	Superior Well Services, Inc.

•	SYNERGX Systems, Inc.

•	T-3 Energy Services, Inc.

We target total compensation for our management that falls at the 50th percentile of our compensation peer group, allowing for the fact that we are one of the smaller companies in our peer group. We believe compensation at this level is required for us to attract and retain talented management in a competitive environment.

2008 compensation program

Elements of compensation

The principal elements of our executive compensation program are base salary, annual performance-based cash incentives, long-term equity incentives in the form of stock options and restricted stock grants and post-termination severance (under certain circumstances), as well as other benefits and perquisites, including life and health insurance benefits, and a qualified 401(k) savings plan.

Base salary

We review base salaries for our Chief Executive Officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in our compensation peer group as reflected in the Survey Data, the relationship among base salaries paid to executive officers within our company and each executive’s individual experience and contributions to our business.  Our intent is to fix base salaries at levels that we believe are consistent with our objective of attracting, motivating and retaining individuals in a competitive environment.

Base salaries for our named executive officers in 2008 were as follows:

Name	2008 Base Salary
Jerry Winchester	$370,000
Cary Baetz	$275,000
Dewitt Edwards	$270,000
Allen Duke	$223,500
John Hebert	$191,360
Gabriel Aldape (resigned May 2008)	$193,250

We have entered into employment agreements with Messrs. Winchester and Edwards.  Mr. Edwards entered into his employment agreement in April 2006. Mr. Winchester’s employment agreement was originally entered into on October 1, 2003 and was renewed for an additional two year period on October 1, 2006 and again on October 1, 2008. Mr. Baetz has entered into a severance agreement with us in August 2008 that provides him with certain post-termination compensation and benefits. Messrs. Duke and Hebert are employed “at will”. Mr. Aldape’s compensation during 2008 and his post-termination compensation and benefits were paid out following his resignation in May 2008, pursuant to an employment agreement we entered into with him during March 2006.  For more information regarding the terms of these agreements, see “Employment contracts, termination of employment and change-in-control arrangements” below.

During 2006, Mr. Winchester’s employment agreement provided for a base salary of $250,000 per year and an automobile allowance of $18,000 per year. These amounts remained unchanged from October 1, 2003 until March 1, 2007, when the Compensation Committee approved an increase in Mr. Winchester’s 2007 base salary to $335,000 per year and Mr. Winchester agreed to forego his automobile allowance all effective as of January 1, 2007.  Mr. Winchester’s base salary was increased to $370,000 per year, effective June 1, 2008.  Our Compensation Committee approved this adjustment to Mr. Winchester’s base salary so as to maintain this component of his compensation at the median of our compensation peer group based upon the Survey Data and the analysis of our compensation consultant.

Mr. Edwards was hired by us in April 2006 and had previously been engaged by us as a consultant to assist us with our then proposed acquisition of HWC and related financing transactions.  Mr. Edwards’ base salary was established through mutual negotiations while taking into consideration the rates that we had been paying for his services as a consultant. Mr. Aldape was hired by us in March 2006 in connection with our acquisition of HWC. The base salary for Mr. Aldape was also established through mutual negotiations while taking into consideration the salary paid to him by HWC at the time of our acquisition, the increased demands on his time associated with the integration of HWC with us and the increased responsibilities he would undertake as an executive officer of a publicly-held company. Mr. Baetz commenced employment with us in August 2008. The base salary for Mr. Baetz was established through mutual negotiations. Mr. Duke commenced employment with us in May 1998. Mr. Hebert commenced employment with us in October 2007.

Annual cash incentives

Annual cash incentive compensation is intended to focus and reward executives and other key employees for meeting performance objectives tied to increasing stockholder value. To further this objective, we implemented an annual performance-incentive plan, or APIP, in 2006 and annually thereafter.  The annual performance-incentive plan provides for cash incentive payments tied to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets established for each plan year, which are adjusted as necessary to account for the effects of acquisitions or dispositions of businesses and unusual events. Every employee that meets a minimum three month length of service participates in the APIP, although on a prorated basis if service is less than one year.

We believe that EBITDA is a key indicator of our financial and operational success and is the principal measure of performance utilized by investors in valuing our company and our competitors and in assessing the effectiveness of our management. We establish specific EBITDA threshold, goal and stretch targets under the APIP at the beginning of each fiscal year, as well as the award level, as a percentage of base salary, that may be earned by certain groups of employees, including the named executives.  Awards are earned if performance exceeds the threshold, goal or stretch targets. Performance must satisfy the threshold level before any incentive compensation is earned. EBITDA at or in excess of the threshold amount, but less than the APIP goal amount, entitles the executive to a pro rata percentage of the goal award. EBITDA at or in excess of the goal or stretch amount entitles the executive to compensation at the goal award percentage or the stretch award percentage, as applicable. Amounts earned, if any, are generally paid during February or March of the following year, when our results for the prior year become available upon completion of our annual audit.

EBITDA targets are set at levels that reflect our internal, confidential business plan at the time the awards were established. The threshold target is 80% of our EBITDA goal as reflected in our business plan.  The stretch target is 120% of our EBITDA goal.  The EBITDA goal and stretch target are intended to be challenging but achievable.  The award levels (as a percentage of base salary) for Messrs. Winchester, Edwards, Baetz, Duke, Hebert and Aldape were 60-120%, 50-100%, 50-100%, 30-60%, 30-60%,  and 50-100%, respectively for 2008.  We believe that establishing specific attainable goals for management that are consistent with our business plan and that offer the executive the opportunity for meaningful additional cash compensation is the best method to incentivize management to achieve and exceed our business objectives.  EBITDA threshold, goal and stretch targets include the expense for the amount of APIP awarded at such levels.  We do not disclose EBITDA targets for a variety of business and other reasons wherein such disclosure could be harmful to our business and competitive position.

In addition to the APIP, the Compensation Committee may award cash bonuses either during or after the fiscal year to reward individual performance or the achievement of other Company goals.  In 2007, the Compensation Committee, awarded discretionary cash bonuses to the three most senior named executives totaling $100,000 for initiating and implementing growth initiatives, such as start up of a rental equipment service line, geographic expansion of the Company’s markets and completion of a public offering of the Company’s equity securities.  In 2008, there were no discretionary cash bonuses awarded to the named executives.

The annual cash incentives awarded to the named executive officers for fiscal years 2006, 2007 and 2008 are included in the Summary Compensation Table below. The table reflects awards for 2006 performance that were paid under the APIP during March 2007, discretionary bonuses for 2007 performance that were paid during February 2008, and awards for 2008 performance that will be paid under the APIP during March 2009.

Long-term incentives

Long-term incentives comprise a significant portion of an executive’s compensation package. Long-term incentives are intended to align the interests of our executives with our stockholders and retain the executives through the term of the awards.  Long-term incentives are also consistent with our objective of providing an “at-risk” component of compensation. In establishing long-term incentive awards we endeavor to remain consistent with the Survey Data while taking into account each individual’s performance.

Our compensation committee utilizes stock options, stock appreciation rights and restricted stock to provide long-term incentives, each of which is discussed in more detail below. For 2006, our Compensation Committee utilized stock options to provide long-term incentives to executives.

During 2007, similar to many companies including several in our compensation peer group, utilized only restricted stock, not options, as long-term incentives during 2007.  This was partly in response to the compensation practices of peers as reflected in the Survey Data and partly the result of judgments about the most effective method of utilizing the limited number of shares available for grants under our equity incentive plans, as discussed below.  In 2008, the named executive officers received either, or both, restricted stock and stock settled stock appreciation rights.

Our Compensation Committee approves the individual grants for each executive and the Long Term Incentive Plan for all employees. Grants are generally made at the time of employment and during March of each year in accordance with procedures established by our Compensation Committee, which provide that awards are valued based upon the market price on the date of grant. The amounts granted vary each year and are based on management’s performance, the Survey Data and management’s total compensation package. Previous awards and grants, whether vested or unvested, may be considered by our Compensation Committee in establishing the current year’s awards and grants but generally do not limit the size of the award that may be received, as we do not wish to create any disincentive for an executive to hold shares of our common stock.

Equity Incentive Plans

We may make awards to executives under our 2000 Long Term Incentive Plan (the “2000 Plan”) or our 2004 Long Term Incentive Plan (the “2004 Plan”). The 2000 Plan was approved by our stockholders on October 25, 2000, and the 2004 Plan was approved by our stockholders on April 8, 2004.  On March 1, 2006, our stockholders approved an amendment to our 2004 Plan in conjunction with our acquisition of HWC that increased the number of shares available under it to 8,000,000. We refer to the 2000 Plan and the 2004 Plan collectively as the “Plans.”

As of December 31, 2008, all of the shares authorized for issuance under the 2000 Plan and 2004 Plan were subject to outstanding awards.

The Plans facilitate the issuance of future long-term incentive awards as part of our comprehensive compensation structure and are administered by a committee of non-employee directors of our board of directors, currently our Compensation Committee. The Plans permit the granting of awards in the form of options to purchase our common stock, shares of restricted stock, as well as shares of phantom stock that are settled in cash and cash bonuses.  The grant of a cash bonus does not reduce the number of shares of common stock with respect to which awards may be granted pursuant to the Plans.

Our Compensation Committee from time to time designates the employees and consultants who are granted awards and the amount and type of such award. Our Compensation Committee has full authority to administer the Plans, including authority to interpret and construe any provision of the Plans and the terms of any awards issued under it and to adopt such rules and regulations for administering the Plans as the Compensation Committee may deem necessary. Our Compensation Committee may accelerate the date on which any option granted becomes exercisable, extend the date on which any option granted ceases to be exercisable, accelerate the vesting date or issue date of a restricted stock grant, or waive any condition imposed under the Plans with respect to any share of restricted stock granted under the Plans, and accelerate the vesting date or waive any condition imposed under the Plan with respect to any share of phantom stock granted under the Plan. No person is permitted to receive in any year stock options for more than 1,000,000 shares. The 2004 Plan will expire and no awards may be made after March 25, 2014. The 2000 Plan will expire and no awards may be made after September 2, 2010.  Awards outstanding under the Plans at the time of termination of the Plans will remain outstanding until they expire under the terms of the agreement governing the award, which is not longer than ten years from the date of grant.

The long-term incentive information related to the named executive officers during fiscal years 2006, 2007 and 2008 is included in the Summary Compensation Table.  Additional information relating to long-term incentive awards is shown in the Grants of Plan Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table.

Stock Options

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide executive management and key employees with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by us. Stock options link a portion of the option holder’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.

Option grants to senior management are generally considered annually, at the same time as grants are considered for the general eligible employee population, in March, after our year-end results become publicly available. Our practice is that the exercise price for each stock option is the market value on the date of grant, which is normally the date that our Compensation Committee approves the award at a meeting of the Compensation Committee. Generally, market value means the closing price for a share of common stock on the day of grant or, if such date is not a trading day, the last trading day preceding the day of the grant, as reported by the NYSE Amex. With respect to employees who are not executive officers, the Compensation Committee may delegate its authority to make such grants to our chief executive officer by specifying the total number of shares that may be subject to grants and the circumstances under which grants may be made. All proposed stock options to new-hire employees are required to be approved by our Compensation Committee or Chief Executive Officer pursuant to delegated authority. The grant date in this instance is the later date between the hire date and date of award.

The Plans provide that stock options may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”).  We refer to NSOs and ISOs collectively as “stock options.” The term of a stock option may not exceed 10 years. Consultants are not entitled to receive ISOs. The exercise price of any NSO granted under the Plans is not permitted to be less than 100% of the fair market value of a share of common stock on the date on which such NSO is granted or the price required by law, if higher. The exercise price of any ISO may not be less than 100% of the fair market value of a share of common stock on the date on which such ISO is granted. Although the Plans permit otherwise, as a matter of practice we grant NSOs only at the fair market value of a share of common stock.

Stock options generally vest and become exercisable in annual increments after the original grant date. Our recent grants have included four-year vesting periods.  Different vesting periods may be utilized depending on the magnitude of the grant, the terms of the executives’ employment agreement, if any, the Survey Data and our compensation objectives.  Under certain circumstances stock options may vest on an accelerated basis, such as in the event that we engage in a transaction that effects a change in the control of our company.  In this event, all stock options held by the executive may automatically vest and become exercisable in accordance with the terms outlined in the stock option award agreement .

The exercise prices of the stock options granted to the named executive officers during fiscal year 2008 are shown in the Grants of Plan-Based Awards Table below.  Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

Stock Appreciation Rights

A Stock Appreciation Right grants the recipient the right to be paid an amount equal to the difference between the values of the Company’s underlying stock price on the date of the grant and on the date of exercise. In the case of Stock-Settled Stock Appreciation Rights, this amount is paid in the form of shares in the company stock.  In the event the exercise is settled with stock, the recipient may elect to a net exercise in which the number of common shares issued to the recipient is reduced equivalent to the amount of tax withholding required and paid by the Company.  Stock Appreciation Rights may be exercised by the recipient at any time on or after the vesting through the term of the Stock Appreciation Right.

Restricted Stock Awards

Restricted stock awards are shares of our common stock that are awarded with the restriction that the executive remain with us through certain “vesting” dates. Prior to the restrictions thereon lapsing, the executive may not sell, transfer, pledge, assign or take any similar action with respect to the shares of restricted stock which he owns. Once the restrictions lapse with respect to shares of restricted stock, the executive owning such shares will hold freely-transferable shares, subject only to any restrictions on transfer contained in our Amended and Restated Certificate of Incorporation, bylaws and insider trading policies, as well as any applicable federal or state securities laws. Despite the restrictions, each executive will have full voting rights and will receive any dividends or other distributions, if any, with respect to the shares of restricted stock which the executive owns.

Restricted stock awards to senior management are generally considered annually, in March, after our year-end results become available, and at the same time as grants to the general eligible employee population are considered.

Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value. The purpose of granting restricted stock awards is to encourage ownership, encourage retention of our executive management and to provide an incentive for business decisions that increase value to our shareholders. Recognizing that our business is subject to significant cyclical fluctuations that may cause the market value of our common stock to fluctuate, we also intended the awards to provide an incentive for executive management to remain with us throughout business cycles.

Restricted stock awards generally vest one-fourth annually after the original award date. As a consequence, the recipients do not become unconditionally entitled to retain any of the shares of restricted stock until one year following the date of grant, subject to certain exceptions related to acceleration of vesting in the event we engage in a change-in-control transaction. Under this circumstance all restricted stock awards held by the executive may automatically vest in accordance with the terms of the restricted stock award agreement. Any unvested restricted stock awards generally are forfeited if the executive terminates employment with us.  Vesting of restricted stock generally results in taxable income to the recipient in the tax year that the vesting occurs.

Change in Control Provisions

Upon the occurrence of a change in control and termination of employment, all options under the Plans vest and the restrictions on all shares of restricted stock outstanding on the date on which the change in control occurs automatically terminate.  This provision is intended to ensure that executives are not unduly influenced by a potential loss of unvested awards during evaluation and negotiation of a potential strategic transaction.

For purposes of the Plans, the term “change in control” means that term as it is defined in the federal securities laws; or the occurrence of any of the following events:

•
any person becomes, after the effective date of the Plans the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, of 50.1% or more of the combined voting power of our then outstanding securities; provided, that the acquisition of additional voting securities, after the effective date of the Plans, by any person who is, as of the effective date of the Plans, the beneficial owner, directly or indirectly, of 50.1% or more of the combined voting power of our then outstanding securities, will not constitute a “change in control” for purposes of the Plans;

•
a majority of individuals who are nominated by our board of directors for election to the board of directors on any date, fail to be elected to our board of directors as a direct or indirect result of any proxy fight or contested election for positions on the board of directors; or

•	the sale, lease, transfer or other disposition of all or substantially all of our assets (other than to one of our wholly owned subsidiaries).

The acquisition of our common stock by Oil States Energy Services, Inc., and its affiliates in connection with our acquisition of HWC in March 2006 did not constitute a change in control and therefore did not trigger vesting of awards outstanding at that time.

Retirement benefits

We do not maintain a defined benefit pension plan or retiree medical program that covers our executive officers. Retirement benefits to our executive officers are currently provided through a tax-qualified profit sharing and 401(k) plan (our “Savings Plan”), in which all eligible salaried employees may participate. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation up to the lesser of 15% or the statutorily prescribed limit of $15,500 in calendar year 2008 ($16,500 in 2009), plus up to an additional $5,000 in the form of “catch-up” contributions for participants near retirement age, and have the amount of any reduction contributed to the Savings Plan. Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Code, so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. We match 100% of the initial 4% contributed and 50% of the next 2% contributed by an employee to the Savings Plan, subject to a 15% maximum based on the employee’s compensation as defined in the Savings Plan. Executives participate in the Savings Plan on the same basis as other employees.

The Savings Plan provides for 14 different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The independent trustee of the Savings Plan then invests the assets of the Savings Plan as directed by participants. The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59.5 distributions.

We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to attract and retain senior and experienced mid- to late-career executives for critical positions within our organization.

Comparative Pay

For the years 2006, 2007 and 2008, we have compared total compensation of our Chief Executive Officer to the second most highly compensated employee and to the lowest fulltime salaried employee. For the year 2008, according to the Longnecker & Associates report, the first ratio for us at 1.83 compares favorably to our peer group 50th  percentile ratio of 1.72 and range of 0.9 to 11.2.

	2008	2007	2006
CEO Compensation	1,369,564	689,421	550,135
2nd Highest Compensation	748,010	392,682	616,241
Ratio of CEO to 2nd Highest	1.83	1.76	0.89
Lowest Compensation to fulltime salaried employees	45,524	39,378	24,716
Ratio of CEO to Lowest Compensation	30.08	17.51	22.26

Perquisites

During 2006, 2007 and part of 2008, our interim chief financial officer received an automobile allowance for the use of his personal vehicle while on company business. Our use of perquisites as an element of compensation is limited and is largely based on historical practices and, in the case of our interim chief financial officer, because we required that he commute on a regular basis from his home in Louisiana to our corporate headquarters in Houston, Texas.  Our Chief Executive Officer received an automobile allowance for use of his personal vehicle while on company business during 2006 and two months of 2007 when he agreed to terminate his automobile allowance.  We do not view perquisites as a significant element of our compensation structure but do believe that they can be used in conjunction with executive compensation packages to motivate and retain qualified individuals in a competitive environment. The Compensation Committee annually reviews the perquisites provided to determine if they are appropriate and if any adjustments are warranted.

Employment contracts, termination of employment and change-in-control arrangements

On October 1, 2003, we entered into an employment agreement with Jerry Winchester, which was renewed October 1, 2006 and again on October 1, 2008. Effective March 1, 2006, we entered into an employment agreement with Gabriel Aldape, and on April 1, 2006, we entered into an employment agreement with Dewitt Edwards. The employment agreement with Mr. Aldape was negotiated in conjunction with our acquisition of HWC on March 3, 2006. Effective August 1, 2008, we entered into a severance agreement with Cary Baetz. Under certain circumstances, and particularly during periods when we are engaged in transactions that may significantly alter the nature and composition of our business, board of directors and stock ownership, we believe that employment agreements and change of control arrangements may be useful in allowing an executive to continue to focus his attention on our business objectives without undue regard for the consequences the attainment of those objectives may have on his individual compensation or role with our Company.

Term of Employment Agreements

The initial term of Mr. Winchester’s employment agreement was three years, with automatic extensions of two years unless either party provides written notice six months prior to expiration of the initial term or any extension.  Mr. Winchester’s employment was automatically extended for an additional two years on October 1, 2006 and again on October 1, 2008. Mr. Edwards’s employment agreement provides for an initial term of two years, with automatic extensions of two years unless either party provides written notice three months prior to expiration of the initial term or any extension.

Compensation and Benefits

The salary payable to each of the named executives is the amount set forth under the heading “2008 Base Salary” in the table above. The salary of each executive is subject to periodic review and may be increased from time to time by our Compensation Committee. Each executive is eligible to receive grants of stock options, restricted stock or other equity awards as determined in the discretion of our Compensation Committee from time to time. Each executive is entitled to participate in the APIP, to the extent that our Compensation Committee approves an APIP, subject to the targets established by our Compensation Committee and the award percentage established for each executive. Each of the executives is also entitled to reimbursement for reasonable business expenses and to participate in our medical, life, and disability insurance programs, and all other employee benefit plans which we may, from time to time, make available. Mr. Winchester’s agreement requires that we pay premiums on life insurance coverage with a benefit of not less than $1,500,000.

In conjunction with the initial execution of his employment agreement on October 1, 2003, Mr. Winchester received an option to purchase 500,000 shares of our common stock at an exercise price of $1.20 per share which vested immediately upon award on October 1, 2003.  At that time Mr. Winchester also received a grant of 300,000 shares of restricted common stock, 60,000 shares of which were issued to him upon his execution of the agreement and the remainder of which were issued to him in four equal annual installments on each succeeding anniversary of the agreement. These grants were made under the 2000 and 2004 Plans. Mr. Winchester was not awarded any equity compensation during 2006. On March 1, 2007, our Compensation Committee approved an award to Mr. Winchester of 145,632 shares of restricted common stock under the 2004 Plan, the amount of shares approximately equal to $300,000 of value as of the date of the award. The restricted stock will vest in four equal installments on each one-year anniversary of the date of grant, provided that Mr. Winchester has been continuously employed by us through each such anniversary date. On June 1, 2008, Mr. Winchester received 150,000 shares of restricted common stock under the 2004 Plan, the amount of shares approximately equal to $324,000 of value as of the date of the award. On August 1, 2008, Mr. Winchester received an award of stock settled stock appreciate rights with 150,000 underlying shares under the 2004 Plan, the amount of shares approximately equal to $387,000 of value as of the date of the award.

In conjunction with Mr. Edwards’s execution of his employment agreement on April 1, 2006, Mr. Edwards received an option to purchase 120,000 shares of our common stock at an exercise price of $1.71 per share, vesting in three equal annual installments. Mr. Edwards also holds an option to purchase 300,000 shares of common stock at $1.13 per share, which he received in October 2005 as a consequence of the services he performed on our behalf as a consultant. This option vests as to 50% on the first anniversary of the grant date and as to 25% on each of the two succeeding anniversaries of the grant date.  These grants were made under the 2004 Plan. On May 3, 2007, Mr. Edwards received 22,222 shares of restricted common stock under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant. On June 1, 2008, Mr. Edwards received 50,000 shares of restricted common stock under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant. On August 1, 2008, Mr. Edwards received an award of stock settled stock appreciation rights with 100,000 underlying shares under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant.

In conjunction with Mr. Baetz’s acceptance of employment, on August 1, 2008, Mr. Baetz received a grant of 150,000 shares of restricted common stock under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant, provided that Mr. Baetz has been continuously employed by us through each such anniversary date.

On May 3, 2007, Mr. Duke received a grant of 6,667 shares of restricted common stock under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant, provided that Mr. Duke has been continuously employed by us through each such anniversary date. On May 16, 2008, Mr. Duke received a grant of 12,000 shares of restricted common stock under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant, provided that Mr. Duke has been continuously employed by us through each such anniversary date.

In conjunction with Mr. Hebert’s acceptance of employment, on October 16, 2007, Mr. Hebert received a grant of 20,000 shares of restricted common stock under the 2004 Plan which were to vest in four equal installments on each one-year anniversary of the date of grant, provided that Mr. Hebert has been continuously employed by us through each such anniversary date. On May 16, 2008, Mr. Hebert received a grant of 12,000 shares of restricted common stock under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant, provided that Mr. Hebert has been continuously employed by us through each such anniversary date.

In conjunction with Mr. Aldape’s execution of his employment agreement, on March 2, 2006, Mr. Aldape received an option to purchase 150,000 shares of our common stock at an exercise price of $1.43 per share, vesting in three equal annual installments. This grant was made under the 2004 Plan. On May 3, 2007, Mr. Aldape received 22,222 shares of restricted common stock under the 2004 Plan which will vest in four equal installments on each one-year anniversary of the date of grant.  The unvested 16,666 shares of restricted common stock were forfeited upon Mr. Aldape’s resignation.

Termination Provisions and Severance Payments

We may terminate each executive’s employment upon his death or disability, or for cause or without cause. Cause is defined to mean generally that the executive has engaged in gross negligence or willful misconduct in the performance of his duties; has refused to perform his duties; has materially breached his employment agreement; commits or is arrested or charged with any felony or crime involving moral turpitude which would impair his ability to perform his duties or impair our business reputation; or misappropriates any of our funds or property. Each executive may terminate his employment based on uncured material breaches of the material provisions of his employment agreement by us, a substantial and material reduction in the scope of his office, duties or responsibilities, or the assignment to him of duties or responsibilities that are materially inconsistent with his office.

Additionally, Mr. Winchester may terminate employment within twelve months following a change in control of our company, which is defined to include a merger, consolidation or reorganization in which we are not the surviving entity (other than a transaction involving our wholly-owned subsidiaries); any sale, lease, exchange or other transfer of all or substantially all of our assets; our dissolution or liquidation; or the acquisition of 30% or more of our voting securities by any person or group (as contemplated in Section 13(d)(3) of the Securities Exchange Act of 1934) or a contested election in which persons who were directors prior to such election cease to constitute a majority of our board of directors.

If the employment of any of the executives is terminated by us for cause, such executive is not entitled to any further pay or benefits from us.

If the employment of Mr. Winchester or Mr. Edwards is terminated by us without cause or if we fail to renew such employment agreement at the expiration of the initial term or any renewal term, or if such executive terminates his employment with good reason or following a change of control, such executive will be entitled to a lump sum payment equal to the current term of his agreement (i.e., two years for Mr. Winchester and one year for Mr. Edwards) multiplied by his then current base salary; a payment equal to any bonus which he would have been eligible to receive in the year in which termination occurs; and the continuation of his participation in our health insurance plans, at our expense, for a time period per his agreement (i.e. twelve months for Mr. Winchester and Mr. Edwards) or (if earlier) the date on which he secures coverage under another plan providing comparable coverage.

If  the employment of Mr. Baetz is terminated by us without cause, Mr. Baetz will be entitled to a lump sum payment equal to 6 months salary; a pro rata percentage of any bonus which he would have been eligible to receive in the year in which termination occurs; and the continuation of his participation in our health insurance plans, at our expense, for a time period extending until the earliest of (i) first anniversary of termination date, (ii) date on which Mr. Baetz secures full-time employment that affords equivalent coverage, or (iii) date on which Mr. Baetz ceases to be eligible for continuation of coverage under COBRA. If the same employment is terminated by Mr. Baetz with good reason or following a change in control, Mr. Baetz will be entitled to a lump-sum payment equal to one-year’s salary; a pro rata percentage of any bonus to which he would have been eligible to receive in the year in which termination occurs; and the continuation of his participation in our health insurance plans, at our expense, for a time period extending until the earliest of (i) first anniversary of termination date, (ii) date on which Mr. Baetz secures full-time employment that affords equivalent coverage, or (iii) date on which Mr. Baetz ceases to be eligible for continuation of coverage under COBRA.

In late 2008, our Compensation Committee initiated a review of our severance policy, our employment agreements with Messrs. Winchester and Edwards and our severance agreement with Mr. Baetz, with the objective of altering amount and terms of severance payments that would be made in the event of a change in control transaction.  The proposed amendments have not yet been finalized and may change. If enacted as proposed, the amendments would provide that upon termination of an executive’s employment by us for any reason other than for cause, or if the executive terminated his employment for good reason, in each case within one year following a change in control transaction, the executive would be entitled to a lump sum payment equal to 2.5 times, in the case of Mr. Winchester, 2 times, in the case of Messrs. Edwards and Baetz, and 1 times, for other named executive officers, his annual salary and bonus, continued payment of medical insurance premiums for 2.5 years, 2 years and 1 year, in the case of Messrs. Winchester, Edwards and Baetz and other named executive officers, respectively, and the acceleration of the vesting of incentive awards as of the date of termination.  It is the intention of the Compensation Committee that executives would not retain the ability to terminate employment for other than good reason following a change in control transaction and receive severance benefits.

Had the employment of these executives been terminated following a change in control as set forth above as of December 31, 2008, Mr. Winchester, Mr. Edwards and Mr. Baetz would have received minimum payments totaling $925,000, $540,000 and $550,000, respectively and each would have also been entitled to receive the multiple set forth above of his payment under the APIP plan for 2008 and the other named executive officers would have received the amounts set forth under salary and bonus for them in the Summary Compensation Table.

Each employment agreement provides that for a period of one year after termination the executive will not, directly or indirectly, solicit or induce our employees, customers, or suppliers to terminate their relationships with us. Further, each executive agrees not to directly or indirectly employ any person who was employed by us during the two years preceding the date of termination and who possesses or is reasonably likely to possess confidential information belonging to us.

In our view, having the change of control and severance protections helps to maintain the named executive officer’s objectivity in decision-making and provides another vehicle to align the interests of our named executive officer with the interests of our stockholders.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and senior executives, including the named executive officers. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our Amended and Restated Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executives and independent, non-management directors.

Tax deductibility

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to our chief executive officer and our four other highest-paid executive officers unless certain specific and detailed criteria are satisfied. We believe that it is often desirable and in our best interests to deduct compensation payable to our executive officers. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code. In this regard, we consider the anticipated tax treatment to our company and our executive officers in the review and establishment of compensation programs and payments; however, we may from time to time pay compensation to our executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.  Our goal is for compensation paid to our executive officers to be fully deductible under the code.

Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to FAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

W. Richard Anderson
E. J. DiPaolo
Robert S. Herlin, Chairman

Summary Compensation Table

The Summary Compensation Table below sets forth certain summary information concerning the compensation earned by our named executive officers during the year ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary		Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation Earnings (3)	All Other Compensation (4)	Total

Jerry Winchester
President and	2008	$370,000		$0	$324,000	$207,000	$444,000	$24,564	$1,369,564
Chief Executive	2007	335,000		49,731	300,000	0	0	4,690	689,421
Officer	2006	250,000		0	0	0	275,000	25,135	550,135

Dewitt Edwards	2008	270,000		0	108,000	74,700	270,000	25,310	748,010
Chief Operating	2007	233,100		28,837	45,777	76,476	0	8,492	392,682
Officer	2006	216,250		0	0	171,323	222,000	6,668	616,241

Cary Baetz	2008	114,583	(5)	0	387,450	0	114,521	11,071	627,625
Chief Financial
Officer

Allen Duke
Sr. VP, Global	2008	198,174	(8)	0	25,200	0	134,100	13,945	371,419
Business
Development
and Delivery

John Hebert
Sr. VP, Resource	2008	171,573		0	25,200	0	114,816	10,734	322,323
Management

Gabriel Aldape	2008	249,615		0	0	0	72,469	33,692	355,776
Interim Chief	2007	173,250		21,433	45,777	30,317	0	29,083	299,860
Financial Officer	2006	137,769	(7)	0	0	126,127	165,000	16,977	445,873
(6)

(1)	For a discussion of the bonus compensation awarded to the named executive officers see “Compensation Discussion and Analysis – Annual Cash Incentives”.
(2)
Please see the discussion of the assumptions made in the valuation of these awards in the financial statements and footnotes to the financial statements.  We adopted the fair value recognition provisions of SFAS No. 123(R) effective January 1, 2006. Under the SFAS No. 123(R), we recorded compensation expense in our Audited Consolidated Financial Statements for the years ended December 31, 2008, 2007, and 2006 with respect to the awards included in this table. See “Note B Summary of Significant Accounting Policies” in the financial statements for further discussion of the accounting treatment for these options. Option awards include SSARS.

(3)	These amounts represent the annual incentive performance plan (APIP).
(4)	Includes car allowances, life insurance premiums, moving expense and matching contributions to 401(k) plans.
(5)	Mr. Baetz joined the company on August 1, 2008, and the salary amount represents pro rata service.
(6)	Mr. Aldape resigned in May 2008.
(7)	Mr. Aldape joined the company on March 3, 2006, and the 2006 salary amounts represent pro rata service.
(8)	This amount includes $7,812 in site pay bonus in 2008.

Grants of Plan Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2008.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
		Threshold (#)	Target (#)	Maxi-mum (#)

Jerry Winchester (3)	5/21/08		150,000					324,000
	8/1/08					150,000	2.58	207,000
Dewitt Edwards (4)	5/21/08		50,000					108,000
	8/1/08					100,000	2.58	74,700
Cary Baetz (5)	8/1/08		150,000					387,450
Allen Duke (6)	5/16/08		12,000					25,200
John Hebert (7)	5/16/08		12,000					25,200

(1)
We adopted the fair value recognition provisions of SFAS No. 123(R) effective January 1, 2006. Accordingly, the grant date fair value for awards made in 2008 are calculated in accordance with SFAS 123(R).

(2)	All Other Option Awards includes SSARs.
(3)
Effective May 21, 2008, Mr. Winchester received an award of 150,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012. Effective August 1, 2008, Mr. Winchester received an award of SSARs with 150,000 underlying shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(4)
Effective May 21, 2008, Mr. Edwards received an award of 50,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012. Effective August 1, 2008, Mr. Edwards received an award of SSARs with 100,000 underlying shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(5)
Effective August 1, 2008, Mr. Baetz received an award of 150,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(6)
Effective May 16, 2008, Mr. Duke received an award of 12,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(7)
Effective May 16, 2008, Mr. Hebert received an award of 12,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jerry Winchester	500,000				1.20	10/01/13	72,816	(3)	85,195
	37,500				3.00	02/15/10	150,000	(4)	175,500
		150,000	(2)		2.58	7/31/14
Dewitt Edwards	300,000				1.13	10/12/11	16,667	(6)	19,500
	80,000	40,000	(5)		1.71	5/22/12	50,000	(7)	58,500
		100,000	(2)		2.58	7/31/14
Cary Baetz							150,000	(8)	175,500
Allen Duke	4,000				3.00	2/14/10	5,000	(9)	5,850
	175,000				0.67	11/1/10	12,000	(10)	14,040
	100,000				1.04	7/7/11
John Hebert							15,000	(11)	17,550
							12,000	(12)	14,040

(1)	Market value calculation is the number of shares times the closing market value on the last trading day of 2008, which was $1.17.
(2)	Shares underlying SSARs.
(3)
Effective March 1, 2007, Mr. Winchester received a restricted stock award of 145,632 shares of common stock, pursuant to the 2004 Long Term Incentive Plan, of which 25% vest on each grant anniversary date in each of 2008, 2009, 2010 and 2011.

(4)
Effective June 1, 2008, Mr. Winchester received a restricted stock award of 150,000 hares of common stock, pursuant to the 2004 Long Term Incentive Plan, of which 25% vest on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(5)	Will vest as to 40,000 shares on May 22, 2009.
(6)
Effective May 3, 2007, Mr. Edwards received an award of 22,222 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2008, 2009, 2010 and 2011.

(7)
Effective June 1, 2008, Mr. Edwards received an award of 50,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(8)
Effective August 1, 2008, Mr. Baetz received an award of 150,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(9)
Effective May 3, 2007, Mr. Duke received an award of 6,667 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2008, 2009, 2010 and 2011.

(10)
Effective May 16, 2008, Mr. Duke received an award of 12,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

(11)
Effective October 16, 2007, Mr. Hebert received an award of 20,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2008, 2009, 2010 and 2011.

(12)
Effective May 16, 2008, Mr. Hebert received an award of 12,000 restricted shares, pursuant to the 2004 Long Term Incentive Plan, vesting over four years, 25% on each grant anniversary date in each of 2009, 2010, 2011 and 2012.

Option Exercises and Stock Vested

The following table summarizes options exercised and stock vested in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Jerry Winchester			36,408	53,520
Dewitt Edwards			5,556	11,779
Cary Baetz			—	—
Allen Duke			1,667	3,534
John Hebert			5,000	8,150
Gabriel Aldape	150,000	328,500	5,556	11,779
_______________________________

(1)   Value realized calculation is the number of shares times the closing market value on the date of exercise.
(2)   Value realized calculation is the number of shares times the closing market value on the date of vesting.

DIRECTOR COMPENSATION

2008 Director Compensation

The table below sets forth certain information concerning the compensation earned in 2008 by our non-employee directors who served in 2008.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Douglas Swanson	$69,000	$40,000	—	—	—	$109,000
Robert Croyle	$49,000	$40,000	—	—	—	$89,000
K. Kirk Krist	$44,000	$40,000	—	—	—	$84,000
Richard Anderson	$64,000	$40,000	—	—	—	$104,000
Robert Herlin	$59,000	$40,000	—	—	—	$99,000
E.J. DiPaolo	$54,000	$40,000	—	—	—	$94,000

Compensation Of Directors

On May 31, 2006, the Board of Directors approved a compensation plan for outside directors that compensates each non-employee director with an annual retainer of $20,000, plus $40,000 of our common stock awarded annually under the Non-Employee Director stock incentive plan, $5,000 for each board meeting attended and $1,000 for each special board meeting and committee meeting attended.  In addition, the Chairman of the Board receives an additional $25,000 annual fee, the Chairman of the Audit Committee will receive an additional $10,000 annual fee, and the Chairman of the Compensation Committee and the Chairman of the Nominating & Corporate Governance Committee each receive an additional $5,000 annual fee.  Mr. Swanson elected not to receive compensation for his board service prior to May 1, 2007.  He elected to begin receiving compensation for his board service commencing May 1, 2007 after his retirement from Oil States. On May 21, 2008, after reviewing a study of the Company’s independent director compensation compared to our peer group prepared by Longnecker & Associates, which indicated that the annual retainer, annual stock grant and Board Chairman retainer were substantially below the 50% level of our peer group, the Compensation Committee elected to increase the annual stock award for outside directors from $30,000 to $40,000 of our common stock, effective as of the 2008 award.  Although an increase in the Chairman’s annual retainer was found to be justified and appropriate based upon the Longnecker report, Mr. Swanson elected to forego any increase.

Non-Employee Director Stock Incentive Plan. In 2006, our board of directors adopted and our shareholders approved the amended Non-Employee Director Stock Incentive Plan (the “Directors’ Plan”).  The purpose of the Directors’ Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist us in achieving our growth objectives.  Shares of restricted stock are granted on an annual basis and vest in full on the first anniversary of issuance.  As indicated above, our current compensation plans for non-employee directors utilizes annual restricted stock awards.  Through December 31, 2008, there were 111,114 shares of restricted stock outstanding under the Directors Plan.

The Directors’ Plan also permits us to issue stock options.  Options issued under the Director’s Plan may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the board of directors prior to such date. After one year from the date of the grant, options outstanding under the Directors’ Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the Directors’ Plan are not transferable except by will or by operation of law. Through December 31, 2008, there were 211,250 shares underlying options outstanding under the plan and 628,358 shares remaining available for issuance under the plan.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2008 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(c)
Equity compensation plans approved by security holders(1)	4,898,000	$1.10	628,358
Equity compensation plans not approved by security holders
Total	-	$-	-
________________
(1)
Represents shares that are subject to outstanding awards under the Boots & Coots 2004 Long Term Incentive Plan, as amended, 2006 Non-Employee Director Stock Incentive Plan, 2000 Long Term Incentive Plan and Outside Directors Option Plan.

PERFORMANCE OF COMMON STOCK

The following graph compares our total stockholder return on an investment of $100 in our common stock at December 31, 2003 for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 as compared to the Standard & Poors’ 500, the PHLX Oil Service Sector and the DJ Wilshire MicroCap Oil Equipment & Services indices over the same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Among Boots & Coots International Well Control, The S&P 500 Index,
The PHLX Oil Service Sector Index and The DJ Wilshire MicroCap Oil Equipment & Services Index

*$100 invested on 12/31/03 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Copyright 2009 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.
Copyright 2009 Dow Jones & Co. All rights reserved.

	12/03	12/04	12/05	12/06	12/07	12/08

Boots & Coots International Well Control	100.00	72.22	82.54	177.78	129.37	92.86
S&P 500	100.00	110.88	116.33	134.70	142.10	89.53
PHLX Oil Service Sector	100.00	131.78	195.68	220.88	322.32	132.62
DJ Wilshire MicroCap Oil Equipment & Services Index	100.00	177.48	371.15	348.30	377.64	104.77

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors to file reports of ownership and changes in ownership of our common stock with the U.S. Securities and Exchange Commission and the NYSE Amex.   Based upon a review of the Forms 3, 4, and 5 presented to us, we believe that all reports were filed on a timely basis except as follows:

Mr. Croyle was late filing a Form 4 after purchasing 5,000 shares of the Company’s common stock on the open market on May 13, 2008.  Mr. Winchester was late filing a Form 4 after 25,500 previously granted restricted shares of the Company’s common stock were withheld by the Company on July 21, 2008 to satisfy tax withholding obligations in connection with the vesting of restricted common stock.

AUDIT COMMITTEE REPORT

To the Stockholders of
Boots & Coots International Well Control, Inc.:

The primary purposes of the Audit Committee of the Board of Directors are to: (A) assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditor and (B) prepare a committee report as required by the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement. The Audit Committee’s function is  more fully described in its charter, copy of which was included as Exhibit A to our proxy statement filed with the U.S. Securities and Exchange Commission on January 30, 2006 and is available through its website at www.sec.gov, and which may also be obtained in print from our Corporate Secretary by any stockholder who requests it. The Audit Committee held five (5) meetings during 2008.

Throughout 2008 and continuing to-date, the Audit Committee has been comprised entirely of independent directors, as defined and required by current NYSE Amex listing standards and Section 10A(m)(3) of the Exchange Act of 1934, as amended, and as so determined by our Board of Directors. The Board of Directors has also determined that Messrs. Anderson and Herlin are each an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008, with our management. The committee also discussed with UHY LLP, (“UHY”), our independent auditors for the 2008 fiscal year, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as modified or supplemented, and have received the written disclosures and the letter from UHY required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee has discussed with that firm its independence from management and the Company.

Based on the above review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in our Annual Report on Form 10-K.

Respectfully submitted,

THE AUDIT COMMITTEE

W. Richard Anderson
E. J. DiPaolo
Robert S. Herlin

AUDIT RELATED FEES

During 2008 and 2007, we incurred the following fees for services performed by UHY LLP (“UHY”):

Fee Type	2008	2007
Audit Fees	$884,000	$907,000
Tax Fees	—	—
Other Fees	—	—
Total Fees	$884,000	$907,000

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by UHY for the audit of our annual financial statements for the fiscal years ended December 31, 2008 and December 31, 2007, and the reviews of our financial statements included in our Forms 10-Q for all quarters of fiscal 2008 and 2007.

Tax Fees – We use an independent consultant other than UHY to perform all tax related consulting work.

All Other Fees – No other fees were paid to UHY during the year ending December 31, 2008.

Pre-Approval Policies and Procedures – The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by UHY as the principal independent accountants and all audit services provided by other independent accountants.  All of the services described above provided by UHY to us were approved in accordance with the policy.

Work Performed by Principal Accountant’s Full Time, Permanent Employees – The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm. Through December 31, 2008, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services.  UHY has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY.  UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

The Selection of Auditors – The Board of Directors appointed UHY as principal independent accountants to audit the financial statements of us for the years ending December 31, 2008, 2007, and 2006. The appointment was made upon the recommendation of the Audit Committee. UHY has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in us. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with us in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

Attendance at Annual Meeting – A representative of UHY is expected to be present at the annual meeting of stockholders and will have the opportunity to make a statement if he or she desires to do to.  The representative of UHY is expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for action at the next annual meeting of stockholders should submit their proposals in writing to our Corporate Secretary at the address set forth on the first page of this proxy statement. We must receive proposals no later than December 11, 2009 for inclusion in the items considered at the annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We have provided without charge to each person whose proxy is solicited hereby a copy of the 2008 Annual Report of the Company, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2008 (including the consolidated financial statements) filed with the SEC.

Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  In addition, through our website, www.boots-coots.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports.  Information on our website is not incorporated by reference in this proxy statement.  Access to those electronic filings is available as soon as practical after filing with the SEC.  You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning Jennifer Tweeton, Director of Investor Relations and Communications, at our principal executive office, which is:

Boots & Coots International Well Control, Inc.
7908 N. Sam Houston Parkway West, 5th Floor
Houston, Texas 77064
Phone (281) 931-8884
investorrelations@boots-coots.com

OTHER MATTERS

Our board of directors knows of no other business matters to be acted upon at the annual meeting other than those referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board may recommend.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

7908 N. Sam Houston Parkway West, Fifth Floor
Houston, Texas 77064

Proxy For Annual Meeting Of Stockholders To Be Held On May 21, 2009

This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of Annual Meeting of Stockholders to be held on May 21, 2009 (the “Annual Meeting”), and a Proxy Statement furnished by the Board of Directors of Boots & Coots International Well Control, Inc. (the “Company”) for the Annual Meeting.  I appoint Douglas E. Swanson and Jerry Winchester, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock and preferred stock of the Company that I am entitled to vote at the Annual Meeting in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

May 21, 2009

PROXY VOTING INSTRUCTIONS

INTERNET-Access www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE-Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting. MAIL-Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON-You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/099469

”	Please detach along perforated line and mail in the envelope provided IFyou are not voting via telephone or the Internet.	”

¢

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

					FOR	AGAINST	ABSTAIN
1. Election of two Class III directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐FOR ALL EXCEPT(See instructions below)	NOMINEES:  K. Kirk Krist  Douglas E. Swanson		2.	Ratification and Approval of an amendment to our 2004 Long-Term Incentive Plan to increase the number of authorized shares of common stock under the plan from 8,000,000 shares to 11,000,000 shares.	☐	☐	☐

			3.	Ratification and Approval of an amendment to our Amended and Restated Certificate of Incorporation to change our name to Boots &Coots, Inc.	☐	☐	☐

			4.	In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the Annual Meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.
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